UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 8, 2023 (August 2, 2023)

Date of Report (Date of earliest event reported)

Elevance Health, Inc.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

220 Virginia Ave

Indianapolis, IN 46204

(Address of principal executive offices and zip code)

833-401-1577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	ELV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, Elevance Health, Inc. (the “Company”) announced that Mark Kaye has been named Executive Vice President and Chief Financial Officer (“CFO”) of the Company, effective November 1, 2023 (the “Transition Date”). Mr. Kaye will commence employment with the Company on September 6, 2023 as CFO Designate prior to assuming the CFO position on the Transition Date. Mr. Kaye succeeds John Gallina, who, after nearly thirty years of dedicated services to the Company, has decided to retire as CFO. Mr. Gallina will continue to be employed by the Company in the new role of Special Advisor to the Chief Executive Officer from the Transition Date.

Mr. Kaye, age 44, joins the Company from Moody’s Corporation, where he served as the Executive Vice President and Chief Financial Officer since April 2021 and as Senior Vice President and Chief Financial Officer from August 2018 to April 2021. Prior to his role at Moody’s Corporation, Mr. Kaye was Senior Vice President and Head of Financial Planning and Analysis at Massachusetts Mutual Life Insurance Company (“MassMutual”) since February 2016 and Chief Financial Officer of MassMutual U.S. since July 2015. Prior to that, Mr. Kaye served as Chief Financial Officer and Senior Vice President, Retirement Solutions, at Voya Financial from 2011 to 2015. Mr. Kaye previously held various senior financial and risk reporting positions at ING U.S. and ING Group, and was in the investment banking division of Credit Suisse First Boston.

On August 2, 2023, Mr. Kaye accepted a written offer letter from the Company establishing his compensation (the “Offer Letter”). Mr. Kaye’s initial compensation will consist of (i) an annual base salary of $900,000, (ii) a target annual incentive bonus opportunity equal to 120% of eligible base salary earnings and (iii) long-term incentive awards with an annual aggregate target value equal to $5,500,000 beginning in 2024. Mr. Kaye will also participate in the Company’s Directed Executive Compensation Program (“DEC”).

To compensate Mr. Kaye for unvested equity he will forfeit when he departs his current employer and to provide a prorated long-term incentive award for 2023, Mr. Kaye will receive a one-time award of equity with a value of $8,000,000 in restricted stock units. Mr. Kaye will also receive a prorated 2023 long-term incentive award of $3,700,000 in a mixture of restricted stock units, performance stock units and stock options. These one-time equity awards will be subject to the terms and conditions of the 2017 Elevance Health Incentive Compensation Plan, as amended and restated effective June 28, 2022, and the individual award agreement corresponding to the award. One-third of the restricted stock units and one-third of the stock options subject to these one-time equity awards will vest on each of the first, second, and third anniversaries of the date of grant, assuming Mr. Kaye’s continued employment by the Company through each such date, subject to the terms of the applicable award agreement. The performance stock units vest in 2026 based on the level of achievement of Company performance from 2023 through 2025 in accordance with the terms of the performance stock units granted to the Company’s senior officers in 2023.

In addition, to compensate Mr. Kaye for forfeited bonus payments and other incentives from his current employer, the Company will provide Mr. Kaye with a one-time cash award of $2,500,000, which will be paid to him on his first paycheck after Mr. Kaye’s start date. Mr. Kaye will be required to repay this cash bonus if he voluntarily resigns or is terminated for cause within three years of his start date.

Pursuant to the Offer Letter, Mr. Kaye will participate in the Elevance Health Executive Agreement Plan, as amended and restated effective June 28, 2022 (the “Executive Agreement Plan”), at the Executive Vice President level, which provides for severance benefits following a termination of employment without cause or resignation for good reason consisting of two years of salary and target bonus, as well as continued employee benefits and DEC benefits during the severance period. Additionally, the Executive Agreement Plan provides for accelerated vesting of equity grants upon a termination of employment without cause or for good reason within three years following a change in control. Mr. Kaye will be subject to certain restrictive covenants including confidentiality, non-competition, non-solicitation and non-disparagement during his employment and for specified periods of time after the termination of his employment.

The foregoing description of Mr. Kaye’s Offer Letter is qualified in its entirety by reference to Mr. Kaye’s Offer Letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Kaye and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Kaye and any director or executive officer of the Company, and Mr. Kaye has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure

A copy of the press release issued by the Company on August 8, 2023 announcing Mr. Kaye’s appointment as Executive Vice President and Chief Financial Officer effective on the Transition Date is furnished as Exhibit 99.1 to this report.

The Company is reaffirming its net income guidance for full year 2023 to be greater than $29.09 per share, including approximately $3.76 per share of net unfavorable items. Excluding these items, the Company continues to expect adjusted net income to be greater than $32.85 per share. This guidance does not include any other adjustment items beyond those reported in the Company’s second quarter 2023 earnings release.

None of the information furnished in Item 7.01 or Exhibit 99.1 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter, dated August 2, 2023, between Mark Kaye and Elevance Health, Inc.

99.1	Press Release, dated August 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of August, 2023.

ELEVANCE HEALTH, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Chief Governance Officer and Corporate Secretary